Exhibit 99.1
FOR IMMEDIATE RELEASE
TUESDAY, APRIL 19, 2011
CARE INVESTMENT TRUST INC. ANNOUNCES
FINAL RESOLUTION OF CAMBRIDGE LAWSUIT
NEW YORK — April 19, 2011 — Care Investment Trust Inc. (OTCQX: CVTR) (“Care” or the “Company”), a real estate investment and finance company that invests in healthcare-related real estate and commercial mortgage debt, today announced that Care and Cambridge Holdings, Inc. are pleased to jointly announce that the litigation pending between them and certain of their affiliates in the United States District Court for the Northern District of Texas has been settled, all complaints in connection therewith have been dismissed with prejudice and all claims the parties may have against each other arising out of the subject matter of the litigation have been released.
About Care Investment Trust Inc.
Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt.
About Cambridge Holdings, Inc.
Cambridge is a 24-year-old, Dallas, Texas-based developer, owner, acquirer and manager of healthcare facilities in association with leading health systems and physicians across the United States.
Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
For more information on the Company, please visit the Company’s website at www.carereit.com

FOR FURTHER INFORMATION:
AT CARE INVESTMENT TRUST:

Torey Riso President & Chief Executive Officer (212) 446-1414 triso@carereit.com	Steve Sherwyn Chief Financial Officer & Treasurer (212) 446-1407 ssherwyn@carereit.com

2